Exhibit 23.1

KPMG LLP Suite 3800 1300 South West Fifth Avenue Portland, OR 97201

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2026, with respect to the consolidated financial statements of Digimarc Corporation, incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon
July 6, 2026